Exhibit 23.1
Consent of Independent Auditors




                         CONSENT INDEPENDENT ACCOUNTANTS



                         Consent of Independent Auditors



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, to be filed by Upside Development, Inc. of our Auditors' Opinion dated April 11, 2001, accompanying the financial statements of Upside Development, Inc. as of December 31, 2000 and 1999, and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company, CPAs
------------------------------------
Certified Public Accountants
Tampa, Florida
August 1, 2001